Exhibit 4.5


                                    KTLA INC.
                        HOURLY EMPLOYEES' RETIREMENT PLAN


KTLA Inc. Hourly Employees' Retirement Plan has been established by KTLA Inc. for the benefit of its eligible employees, to enable KTLA Inc. to provide for their future security. The plan is intended to meet the requirements for qualification under Section 401(a) of the Internal Revenue Code.


                     SECTION 1. Definitions and Construction

1.1      Definitions

Where the following words and phrases appear in this Plan they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

                  (a)      Administrative Committee:  The persons appointed by
                           ------------------------
                           the Board of Directors of Tribune Company to administer the Plan, which, as of the Effective Date, was known as the Tribune Company Employee
                           Benefits Administrative Committee.

                  (b)      Beneficiary:  A person or persons (including a
                           -----------
                           trustee or trustees) designated by a Participant or a Former Participant in a written instrument filed with the Administrative Committee to receive any death benefit which shall be payable under the Plan; provided, that in the case of a Participant or a Former Participant who is legally married on the date of his death, the Participant's Beneficiary shall be his spouse unless such spouse validly consents in writing to a different Beneficiary designation. The designation of the Beneficiary cannot be changed without the spouse's consent unless the consent expressly permits designations by the Participant or Former Participant without any further consent of the spouse. The spouse's consent must acknowledge the effect of the designation and be witnessed by an appointed representative of the Plan or by a notary public.

                  (c)      Break in Service: An Employee shall incur a one-year
                           ----------------
                           Break in Service if he completes fewer than 501 Hours of Service during a Computation Period in which his employment terminates, or during any subsequent Computation Period commencing prior to the date on which he is reemployed by the Company or a Related Company.

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                  (d)      Company:  KTLA Inc., a California corporation, or its
                           -------
                           successor or successors.


                  (e)      Compensation:  The straight time hourly earnings paid
                           ------------
                           to a Covered Employee by the Company for personal services, excluding overtime, bonuses, commissions, shift differential amounts, deferred compensation and any special allowances and cash fringe benefits. Compensation shall be determined prior to reduction for any contributions made on behalf of the Participant to any employee benefit plan which is qualified under Section 401(k) or 125 of the Code. Subject to the above limitations, a Covered Employee's Compensation taken into account for any Plan Year shall be limited to $228,860 or such greater amount as may be determined by the Commissioner of Internal Revenue for that year under
                           Section 401(a)(17) of the Internal Revenue Code.
                           In determining a Participant's Compensation for purposes of the immediately preceding sentence, the family aggregation rules of Section 414(q)(6) of the Internal Revenue Code will apply, except that in applying such rules, the term "family" will include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 years before the close of the Plan Year.

                  (f)      Computation Period: For purposes of determining an
                           ------------------
                           Employee's eligibility to participate in the Plan, his Computation Period shall be the 12 consecutive month period commencing on the date on which he is first employed by the Company or any Related Company (his `date of hire') and, if he does not complete at least 1,000 Hours of Service during that initial period, then his Computation Period shall be any Plan Year beginning after his date of hire. For purposes of determining an Employee's or Participant's Breaks in Service, his Computation Period shall be the Plan Year.

                  (g)      Covered Employee:  An Eligible Employee who has
                           ----------------
                           satisfied the requirements for participation in the Plan contained in Section 2.1.

                  (h)      Effective Date:  January 1, 1992.
                           --------------

                  (i) Eligible Employee: Any Employee employed by the Company who is covered by a collective bargaining agreement to which the Company is a party and during the negotiation of which retirement benefits were the subject of good faith bargaining, and which provides for his participation in the Plan; provided, that an Employee shall not be an Eligible Employee (i) if he is a Leased Employee; or (ii) to the extent that his terms and conditions of

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                           employment are governed by an employment agreement
                           that precludes or does not expressly provide for his participation in the Plan.

                  (j)      Employee:  Any common law employee of the Company or
                           --------
                           of any Related Company, and any Leased Employee.

                  (k)      ERISA: The Employee Retirement Income Security Act of
                           -----
                           1974, as from time to time amended, and as construed and interpreted by valid regulations or rulings issued thereunder.

                  (l)      Forfeiture:  An amount to be treated as a Forfeiture
                           ----------
                           as described in Paragraph 7.7(c) below.


                  (m)      Former Participant:  A Participant who is no longer
                           ------------------
                           an Eligible Employee, but who has a vested account balance under the Plan which has not been paid in full.

                  (n)      Frozen Accounts: Either or both of the Frozen
                           ---------------
                           Consolidated Account and/or Frozen Deferred
                           Compensation Account maintained for a Participant pursuant to Paragraph 6.1(b) below, to which no further contributions are to be credited on and after the Effective Date.

                  (o)      Hours of Service:  An Employee shall be credited with
                           ----------------
                           one Hour of Service for:

                           (i) each hour for which he is directly or indirectly paid or entitled to payment by the Company or a Related Company for the performance of duties. These hours shall be credited to the Employee for the Computation Period in which such duties are performed;

                           (ii) each hour for which he is directly or indirectly paid or entitled to payment by the Company or a Related Company for a period during which no duties are performed; provided, that no Hours of Service shall be credited for any payment, or entitlement thereto, which is made or due under a plan maintained solely to comply with applicable unemployment compensation laws or which solely reimburses an Employee for medical or medically created expenses incurred by the Employee; provided further, that no more than 501 Hours of Service shall be credited for any single continuous period during which no duties are performed. These hours

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                                    shall be credited to the appropriate
                                    Computation Period or Periods as determined under Labor Regulation Section 2530. 200b-2(c)(2) and shall be computed according to Labor Regulation Section 2530.200b-2(b), except that such hours shall, in the case of an Employee without a regular work schedule, be computed on the basis of a 40 hour workweek;

                           (iii) each hour, other than an hour credited under subparagraphs (i) or (ii) above, which would have been credited to an Employee, but for the fact that the Employee was absent from work: (A) by reason of the pregnancy of such Employee; (B) by reason of the birth of a child of such Employee; (C) by reason of the placement of a child with such Employee in connection with the adoption of such child by the Employee; or (D) for the purpose of caring for such child for a period immediately following such birth or placement. Such hours shall be credited solely for the purpose of determining whether an Employee has incurred a Break in Service, not more than 501 Hours of Service shall be credited by reason of any single pregnancy or placement and, in the case of an Employee without a regular work schedule, such hours shall be computed on the basis of an eight hour workday. These hours shall be treated as Hours of Service in the Computation Period in which the absence from work begins if the Employee would otherwise have incurred a Break in Service in such Computation Period solely because of such absence; otherwise, in the immediately following Computation Period.
                                    Notwithstanding the foregoing, no Hours of Service shall be credited under this subparagraph unless the period of absence began for one of the reasons specified above and the Employee provides to the Administrative Committee such timely information as the Administrative Committee may reasonably require to establish that the absence was for one of such reasons and the number of days for which there was such an absence;

                           (iv) each hour, other than an hour credited under subparagraphs (i) through (iii) above (and not in excess of 40 hours per week) during which an

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                                    Employee's employment with the Company or a
                                    Related Company is interrupted by a period of active service in the armed forces of the United States which is covered by the Vietnam Era Veterans' Readjustment Assistance Act of 1974; provided, such Employee returns to active employment with the Company or a Related Company prior to the expiration of the period during which his reemployment rights are guaranteed under such Act; and

                           (v) each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or a Related Company, other than an hour credited to an Employee under subparagraphs (i) through (iv) above. These hours shall be credited to the Employee for the Computation Period to which the award or agreement pertains rather than to the Computation Period in which the award, agreement, or payment was made.

                  (p)      Internal Revenue Code:  The Internal Revenue Code of
                           ---------------------
                           1986, as amended from time to time, and as construed and interpreted by valid regulations or rulings issued thereunder.

                  (q)      Investment Committee: The persons appointed by the
                           --------------------
                           Board of Directors of Tribune Company to establish and administer an investment policy for the Plan, which, as of the Effective Date, was known as the Tribune Company Employee Benefits Investment Committee.

                  (r)      Leased Employee:  Any person who is not otherwise an
                           ---------------
                           Employee and who, pursuant to an agreement
                           between the Company and any other person (the "leasing organization"), has performed services for the Company, or for the Company and related persons (determined in accordance with Section 414(n)(6) of the Internal Revenue Code), on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient; provided, that a person shall not be treated as a
                           --------
                           Leased Employee for any Plan Year if: (i) during such Plan Year, such person is covered by a money purchase pension plan maintained by the leasing organization which provides for immediate participation, full and immediate vesting, and a nonintegrated employer contribution rate of at least 10 percent of such Employee's compensation (as defined in Section 414(n) of the Internal Revenue Code), and (ii) leased employees (determined without regard to this proviso) do not constitute more than 20 percent of the Company's nonhighly compensated workforce (as defined in Section 414(n) of the Internal Revenue Code).

                  (s)      New Company Contribution Account: The account
                           --------------------------------
                           maintained for a Participant pursuant to Paragraph 6.1(a) below to record the Company contributions (if any) made on his behalf under Section 3.1 for Plan Years beginning on or after the Effective Date, and adjustments thereto.

                  (t)      Normal Retirement Date:  A Participant's 65th
                           ----------------------
                           birthday.

                  (u)      Participant:  A Covered Employee who has become a
                           -----------
                           Participant in accordance with the provisions of

                           Section 2.1.

                  (v)      Plan:  The KTLA Inc. Hourly Employees' Retirement
                           ----
                           Plan, as set forth herein, and as amended from time to time.

                  (w)      Plan Year:  A calendar year.
                           ---------

                  (x)      Prior Plan:  The KTLA Employees' Savings and
                           ----------
                           Investment Plan, which was terminated effective as of December 31, 1991. In connection with the termination of the Prior Plan, Participants were required (in accordance with Sections 401(k)(2)
                           (B)(i)(II) and 401(k)(10)(A)(i) of the Internal Revenue Code and Internal Revenue Service Regulations thereunder) to transfer their Deferred Compensation Accounts under the Prior Plan to a Frozen Deferred Compensation Account under this Plan, and were permitted to elect to transfer all or a portion (or none) of the balances in their other accounts under the Prior Plan to various appropriate Frozen Accounts under this Plan, and to receive any remaining (non-transferred) balances in those other accounts in one lump sum payment before December 31, 1992. Participants in the Prior Plan who are not Eligible Employees on and after the Effective Date under this Plan but one or more of whose account balances are transferred to Frozen Accounts in their names will be treated as Former Participants who on and after the Effective Date will not be eligible for Company contributions but will retain the rights of other Employees who were but no longer are Participants to make investment elections, hardship withdrawals, beneficiary designations and other distribution elections under the Plan.

                  (y)      Related Company:  Any corporation or business
                           ---------------
                           organization which is a member of a controlled group of corporations which includes the Company (as determined under Section 414(b) of the Internal Revenue Code); any corporation or business organization which is under common control with the Company (as determined under Section 414(c) of the Internal Revenue Code); and any corporation or business organization that is a member of an "affiliated service group" that includes the Company (as determined under Section 414(m) of the Internal Revenue Code). For the purpose of applying the limitations set forth in Section 11.1, Sections 414(b) and 414(c) of the Internal Revenue Code shall be applied as modified by Section 415(h) thereof.

                  (z)      Service: An Employee shall be credited with one year
                           -------
                           of Service for each Computation Period during which he completes 1,000 or more Hours of Service. In addition, if a person who is employed by a corporation or business organization which is acquired, in whole or in part, by the Company or a Related Company becomes an Employee as a result of such acquisition, his period or periods of employment with the acquired corporation or business organization prior to the acquisition shall be counted as Service to the extent provided by resolution of the Administrative Committee, but in any event to the extent required by ERISA or the Internal Revenue Code.

                  (aa)     Trustee: The qualified corporation or national or
                           -------
                           state-chartered banking association appointed by the Investment Committee to administer the Trust Fund pursuant to the terms of the agreement or agreements (the "Trust Agreement") between the Trustee and the Investment Committee, which Trust Agreement shall implement and form a part of the Plan. The Trustee shall serve at the pleasure of the Investment Committee and shall have such rights, powers and duties as shall be set forth in the Trust Agreement. The Investment Committee shall be acting on behalf of the Company as plan sponsor, in carrying out its responsibilities described in this subparagraph.

                  (bb)     Trust Fund:  The fund or funds established to receive
                           ----------
                           and invest contributions made under the Plan and from which benefits are paid.

                  (cc)     Valuation Date:  The last day of each calendar
                           --------------
                           quarter and such other date that may be designated as a Valuation Date by the Administrative Committee.

                  (dd)     Valuation Period:  The period beginning on the day
                           ----------------
                           after a Valuation Date and ending on the next succeeding Valuation Date.

1.2      Construction

Wherever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of this Plan are inserted for convenience of reference, are not a part of this Plan, and are not to be considered in the construction hereof. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision or section.

1.3      Plan Supplements

The provisions of the Plan may be modified by Supplements to the Plan. The terms and provisions of each Supplement are a part of the Plan and supersede the provisions of the Plan to the extent necessary to eliminate inconsistencies between the Plan and the Supplement.



                             SECTION 2. Eligibility

2.1      Conditions of Eligibility

Subject to the conditions and limitations of the Plan, each Eligible Employee on the Effective Date who immediately prior thereto was a participant in the Prior Plan, shall continue as a Participant in the Plan on and after that date. Each other Eligible Employee shall become a Covered Employee on the first "applicable date" (as defined below) coinciding with or next following the date on which he completes one year of Service. An Eligible Employee's "applicable date" hereunder is the later of the Effective Date or the date as of which he first became an Eligible Employee, or any subsequent January 1st or July 1st. A Covered Employee will become a Participant in the Plan as of the first date as of which a Company contribution has been made to the Plan on his behalf.

2.2      Reemployment

                  (a) If a Covered Employee incurs a one-year Break in Service and is thereafter reemployed by the Company as an Eligible Employee, he shall again become a Covered Employee as of the date of his reemployment. If an Employee who was not a Covered Employee incurs a one-year Break in Service and is thereafter reemployed by the Company as an Eligible Employee, he shall become a Covered Employee on the later of the date on which he is reemployed or the date on which he first meets the requirements set forth in Section
                           2.1 as an Eligible Employee during his reemployment.

                  (b) A reemployed Employee (including a reemployed Covered Employee) who had no vested interest in the Plan prior to his

                           Break in Service shall not receive credit for any years of Service completed prior to a Break in Service if (i) such Employee incurred at least five consecutive one-year Breaks in Service prior to his reemployment, and (ii) the number of such Employee's consecutive one-year Breaks in Service prior to his reemployment equals or exceeds the number of years of Service credited to him prior to his Break in Service, without regard to any years of Service forfeited as a result of a prior Break in Service.

                  (c) The Company shall notify the Administrative Committee of the reemployment of any Former Participant within 10 days following the date thereof. Upon receipt of such notice of reemployment, the Administrative Committee shall notify the Trustee to suspend distributions to such Former Participant until further notice, and any remaining balances held with respect to such reemployed Former Participant shall not be distributed until they again become distributable pursuant to the provisions of the Plan.

2.3      Loss of Eligibility with Continued Employment

The account balances of a Participant who ceases to be an Eligible Employee, but who continues in the active employ of the Company or a Related Company, shall be held in trust until they become distributable pursuant to Section 7 on account of such Participant's ceasing to be employed by the Company or Related Company. If such Participant shall again become an Eligible Employee as of a certain date, he shall again become a Covered Employee as of that same date.



                        SECTION 3. Company Contributions

3.1      Company Contribution

For each Plan Year beginning on or after the Effective Date, the Company will contribute on behalf of each of its Covered Employees, an amount equal to three percent of his Compensation for that year for services performed as a Covered Employee. The amount of the Company's contribution for a Plan Year as determined in accordance with the preceding sentence shall be reduced by the total Forfeitures which are available for that purpose as determined in Paragraph 7.7(c); and the Company's contribution, as so reduced, will be the actual amount paid to the Trustee as a contribution for that Plan Year.

3.2      Limitations on Company Contributions

The Company's total contribution under Section 3.1 above for any Plan Year (including any Forfeiture applied thereunder to reduce the amount of such contribution) is conditioned on its deductibility, and may not exceed the maximum deductible amount allowable for such contribution, under Section 404 of the Internal Revenue Code for the Company's taxable year ending with or within such Plan Year.

3.3      Payment of Company Contributions

The Company's contribution on behalf of each Covered Employee for each Plan Year under Section 3.1 above shall be made on a monthly basis, based on his Compensation for that calendar month, and shall be due within 25 days after the end of that month.

3.4      Nonreversion

In no event shall the principal or income of the Trust Fund be paid to or revert to the Company or any Related Company, directly or indirectly; provided, that:

                  (a) any Company contribution which is made under a mistake of fact may be returned to the Company within one year of payment;

                  (b) any Company contribution which is conditioned upon the deductibility of such contribution under Section 404 of the Internal Revenue Code, if such deduction is thereafter disallowed, in whole or in part, may be returned to the Company within one year after such deduction is denied; and

                  (c) a Company contribution conditioned upon the initial qualification of the Plan under Section 401(a) of the Internal Revenue Code, if the Plan does not so qualify, may be returned to the Company within one year after such qualification is denied.

The amount of any contribution that may be returned to the Company pursuant to paragraph (a) or (b) above must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Participant's account balances to be less than the amount of such balances had the contribution not been made under the Plan. With respect to subparagraphs (b) and (c) above, the Company hereby declares its intention and action that every contribution by it to the Plan shall be conditioned upon the deductibility of that contribution and the initial qualification of the Plan, respectively, unless expressly provided to the contrary by the Company in writing as to a particular contribution.



                    SECTION 4. Withdrawals During Employment

4.1      No Withdrawals from New Company Contribution Accounts

A Participant shall not be permitted to elect a withdrawal under this Section 4 from his New Company Contribution Account.

4.2      Hardship Withdrawals from Frozen Accounts

                  (a) Subject to the approval of the Administrative Committee, a Participant may request a withdrawal of any part or all of the balance of his Frozen Accounts in the event of financial Hardship; provided, that the amount of any such withdrawal from his Frozen Deferred Compensation Account may not exceed the sum of the previously contributed amounts then credited to that account, plus the earnings thereon that were credited to that account prior to 1989. A withdrawal requested under this Section 4.2 shall be permitted by the Administrative Committee only if, in the determination of the Administrative Committee, such withdrawal is necessary in light of immediate and heavy financial needs of the Participant occasioned by one of the following hardships:

                           (i)      medical expenses incurred by such
                                    Participant or his immediate family, or
                                    necessary for such Participant or his
                                    immediate family to obtain medical care, which are not covered by insurance;

                           (ii) the construction or purchase of a primary residence in which the Participant will live; or

                           (iii)    circumstances of the Participant
                                    constituting a financial hardship which the Administrative Committee determines is comparable to or greater than the hardships described in subparagraphs (i) and (ii) above and constitutes a permissible hardship under Section 401(k) of the Internal Revenue Code.

                           The amount deemed required to meet an immediate and heavy financial need of a Participant shall include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. A withdrawal shall not be permitted by the Administrative Committee pursuant to this Section 4.2 to the extent that the amount requested exceeds the amount determined by the Administrative Committee as being required to meet the Participant's immediate financial need created by the hardship, or to the extent that the Administrative Committee determines that such amounts are reasonably available from the Participant's other resources. Only one withdrawal pursuant to this Section 4.2 may be made by a Participant during any Plan Year.

                  (b) A request for withdrawal under this Section 4.2 shall be submitted in writing signed by the Participant or his legal representative, shall describe fully the circumstances which are deemed to justify the payment and the amounts necessary to alleviate the hardship, and shall be accompanied by such other documentation as may be requested by the Administrative Committee. The Administrative Committee shall require as a condition of any withdrawal under this Section 4.2 the Participant's written and signed representation that the immediate and heavy financial need cannot reasonably be relieved (without thereby increasing the amount of the need) through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets, or by other distributions or nontaxable (when made) loans from employee benefit plans maintained by the Company and Related Companies, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. Any decision made by the Administrative Committee pursuant to this Section
                           4.2 shall be final, conclusive, and binding upon the Participant. Withdrawals under this Section 4.2 shall be subject to any uniform and nondiscriminatory rules promulgated by the Administrative Committee as to the form and timing of such withdrawal elections.

                  (c) A withdrawal made under this Section 4.2 shall be made first from the Participant's Frozen Consolidated Account and then from his Frozen Deferred Compensation Account (within the limits prescribed in this Section 4.2).


                              SECTION 5. Trust Fund

5.1      Investment Funds

The Investment Committee may from time to time direct the Trustee to divide the Trust Fund into two or more separate "Investment Funds," to be maintained in accordance with such investment policies as may from time to time be adopted by the Investment Committee and communicated to the Trustee; provided, that during any period as to which no such direction from the Investment Committee is in effect, no separate Investment Funds shall be established and any reference in the Plan to the Investment Funds or to an Investment Fund shall be treated as a reference to the Trust Fund. The Investment Committee may at any time terminate any Investment Fund. Earnings with respect to each Investment Fund shall be retained in that Fund and shall be reinvested as a part thereof.

5.2      Investment Elections

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The Administrative Committee shall establish such rules and procedures as it may deem necessary or desirable to allow Participants, Former Participants, and their Beneficiaries to direct the investment of their accounts among one or more Investment Funds. Each investment direction shall be made on forms provided by and filed with the Administrative Committee, and the Administrative Committee shall direct the Trustee to make investments in accordance with such investment directions. The Trustee shall be entitled to rely upon the validity and accuracy of all directions received by it from the Administrative Committee. Notwithstanding any other provision herein to the contrary, during any period in which a Participant has not made his initial election as to the investment of his accounts, he shall be deemed to have elected that 100% of the net credit balance in his accounts be invested in the Investment Fund that is reasonably expected by the Administrative Committee (after consultation with the Investment Committee) to provide the greatest degree of preservation of principal together with necessary liquidity. During the period between the date a contribution on behalf of a Participant under Section 3.1 above is received by the Trustee and the date such amount is later credited to that Participant's New Company Contribution Account under Section 6 below, that amount will be invested as soon as practicable after its receipt by the Trustee in accordance with the Participant's investment election that is then effective.

5.3      Investments in Collectibles

Notwithstanding any other provision of this Plan, or of any agreement or agreements pursuant to which the Trust Fund is maintained, no portion of any Investment Fund shall be invested in "collectibles," as such term is defined in
Section 408(m) of the Internal Revenue Code.



                              SECTION 6. Accounting

6.1      Participants' Accounts

The Administrative Committee shall establish and maintain separate accounts in the name of each Participant, showing separately:

                  (a) the Company's contributions under Section 3.1 above made on behalf of the Participant with respect to Plan Years beginning on or after the Effective Date, and the income, losses, appreciation and depreciation attributable thereto (his "New Company Contribution Account");

                  (b) in the case of each Participant who was a participant in the Prior Plan immediately prior to the Effective Date, and with respect only to the accounts of that Participant under the Prior Plan which were transferred on his behalf from the Prior Plan to this Plan in accordance with the applicable provisions of this Plan and the Prior Plan:

                           (i) the aggregated net credit balance (if any) in his Personal Contributions Account, Combined Account, Company Contribution Account and Deferred Compensation Matching Account under the Prior Plan determined as of December 31, 1991 in accordance with the terms of the Prior Plan as then in effect and thereafter transferred to this Plan, and the income, losses, appreciation and depreciation attributable thereto (his "Frozen Consolidated Account"); and

                           (ii) the net credit balance (if any) in his Deferred Compensation Account under the Prior Plan determined as of December 31, 1991 in accordance with the terms of the Prior Plan as then in effect and thereafter transferred to this Plan, and the income, losses, depreciation and depreciation attributable thereto (his "Frozen Deferred Compensation Account").

The Administrative Committee may also maintain such other accounts in the names of Participants or otherwise as it considers advisable. Unless the context indicates otherwise, reference in the Plan to a Participant's "accounts" means all accounts maintained in his name under the Plan, and reference in the Plan to a Participant's "Frozen Accounts" means those accounts described in subparagraphs (b)(i) and (ii) above which are maintained in his name under the Plan.

6.2      Allocation of Company Contributions

Company contributions under Section 3.1 above for each Plan Year shall be credited to the respective New Company Contribution Accounts of the Participants on whose behalf they are made. For purposes of this Section 6, the Company's contribution under Section 3.1 for any period within a Plan Year (including contributions made on a monthly basis pursuant to Section 3.3 and credited to Participants' accounts as of a Valuation Date occurring during that Plan Year) will be considered to have been made on the Valuation Date occurring on or next following the last day of that period, regardless of when paid to the Trustee, except where expressly provided to the contrary.

6.3      Adjustment of Participants' Accounts

                  (a) As of each Valuation Date, the Trustee shall determine (as provided in the Trust Agreement) the fair market value of each Investment Fund and shall give written notice thereof to the Administrative Committee. After receiving such notice from the Trustee, the Administrative Committee shall determine the increase or decrease in the net worth of each Investment Fund for the Valuation Period by deducting from the fair market value thereof the sum of:

                           (i) all transfers credited by the Trustee to such Investment Fund during the Valuation Period; and

                           (ii) the fair market value of such Investment Fund as of the next preceding valuation, reduced by any distributions or other proper payments from such Investment Fund made during the Valuation Period.

                           The increase or decrease in the net worth of each Investment Fund for the Valuation Period shall then be credited or charged to Participants' account balances invested in such Fund as (and to the extent) provided in paragraph (b).

                  (b) The Administrative Committee, after determining the increase or decrease in the net worth of each Investment Fund, shall make the following adjustments in Participants' account balances in such Funds as soon as practicable after each Valuation Date:

                           (i) First: Credit the New Company Contribution Account balance of each Participant invested in each such Investment Fund with the Company contributions made under Section 3.1 on behalf of the Participant for the calendar months ending within the Valuation Period in accordance with Section 3.3 (including any Forfeitures applied during that Valuation Period as part of such contribution for the Plan Year in which that Valuation Period ends in accordance with
                                    Section 3.1) which are to be invested in such Investment Fund;

                           (ii) Second: After making the adjustments described above, allocate to the accounts of each Participant his share of the increase or decrease for the Valuation Period in the net worth of each Investment Fund in which his accounts are invested on the basis of the ratio that his account balances invested in that Investment Fund bear to the total of all account balances invested in that Investment Fund;

                           (iii)    Third: After making the adjustments
                                    described above, reduce each account balance of each

                                    Participant invested in each such
                                    Investment Fund by the amounts of any
                                    distributions, withdrawals or other proper payments from each such account invested in that Investment Fund that were requested during the Valuation Period by or on behalf of the Participant; and

                           (iv)     Fourth:  After making the adjustments
                                    ------
                                    described above, reduce the account
                                    balances of each Participant invested in each such Investment Fund by any amounts which the Participant elects during the Valuation Period to have transferred from such Investment Fund to another Investment Fund as of the first day of the following Valuation Period, and increase the account balances of each Participant invested in each such Investment Fund by any amounts which the Participant elects during the Valuation Period to have transferred to such Investment Fund as of the first day of the following Valuation Period.

                  (c) The accounts of Participants, Former Participants, and beneficiaries, as adjusted in accordance with this Section, shall be determinative of the value of the interest of each Participant, Former Participant, and beneficiary in the Trust Fund and in each Investment Fund for all purposes until a subsequent determination is made by the Administrative Committee.

6.4      Statement of Accounts

As soon as practicable after each Valuation Date which occurs at the end of a Plan Year, the Administrative Committee will provide each Participant with a statement reflecting the condition of his accounts under the Plan as of that date. The Administrative Committee in its discretion may decide to provide Participants with such statements at more frequent intervals, also ending on Valuation Dates. No Participant, except a person authorized by the Company or the Administrative Committee, shall have the right to inspect the records reflecting the account of any other Participant.

6.5      Nonforfeitability of Accounts

The net credit balances in all of a Participant's accounts under this Plan, as adjusted from time to time as described above in this Section, shall be nonforfeitable at all times except as otherwise provided in Paragraph 7.7(c).

                               SECTION 7. Benefits

7.1      Settlement Date

A Participant's "Settlement Date" will be the date on which the Participant's employment with the Company and Related Companies is terminated because of the first to occur of the following:

                  (a)      Normal or Late Retirement:  The date of the
                           -------------------------
                           Participant's retirement on or after attaining his Normal Retirement Date.

                  (b)      Death:  The date of the Participant's death.
                           -----

                  (c)      Resignation or Dismissal:  The date the Participant
                           ------------------------
                           resigns or is dismissed for a reason other than normal or late retirement or disability termination.

7.2      Retirement, Resignation or Dismissal

If a Participant's employment with the Company and Related Companies is terminated because of retirement, resignation or dismissal under Paragraph 7.1(a) or (c), respectively, the amount available for distribution from all of his accounts shall be determined in accordance with Section 7.5 and shall be distributable to him under Section 7.4.

7.3      Death

                  (a) If a Participant's Settlement Date occurs as a result of his death under Paragraph 7.1(b), the Participant's Beneficiary shall have a nonforfeitable right to receive the full amount available for distribution from all of the Participant's accounts.

                  (b) Each Participant shall designate, upon forms provided by and filed with the Administrative Committee, the Beneficiary of any benefits available hereunder upon his death. Subject to the provisions of Section 1.1(b), a Participant may change such designation of Beneficiary from time to time by written notice to the Administrative Committee, and any death benefits payable hereunder and not effectively disposed of pursuant to a valid Beneficiary designation shall be distributed in the following priority:

                           (i) to the Participant's spouse living at his death, if any; otherwise,

                           (ii)     to the Participant's estate.

7.4      Payment of Benefits

When a Participant or his Beneficiary becomes entitled to a distribution pursuant to Section 7.2 or 7.3 as a result of his retirement, resignation, dismissal or death, respectively, the amount available for distribution shall be distributed in a lump sum consisting of one or more payments to be made within one taxable year of the recipient. However, if at the Valuation Date coincident with or next preceding the date on which the distribution would otherwise be made in said lump sum, the Administrative Committee maintains in his name a Frozen Deferred Compensation Account which has an aggregate net credit balance exceeding $3,500, the Participant or his Beneficiary (as the case may be) may elect to receive the aggregate net credit balance in his New Company Contribution Account and Frozen Consolidated Account in a lump sum in accordance with the preceding sentence, and to receive the aggregate net credit balance in his Frozen Deferred Compensation Account in periodic payments of substantially equal amounts for a specified number of years not exceeding the lesser of ten years or the joint life expectancies of the Participant and his designated individual Beneficiary,if any, reasonably determined from the expected return multiples described in Treasury Regulation ss.1.72-9; provided, that if the Participant is deceased, such payments shall not be made over a period of more than five years. The election referred to above shall be made in writing by the Participant or his Beneficiary during the 60 day period ending on the date 30 days before the Participant's benefit payments are scheduled to begin. If a Participant or his Beneficiary fails to make an election prior to the expiration of such period, his entire benefits shall be distributed in one lump sum in accordance with the first sentence of this Section 7.4. Notwithstanding the foregoing provisions of this Section 7.4, if payment of a Participant's benefits to be made on or after January 1, 1993 constitutes an eligible rollover distribution under Section 402(c)(4) of the Internal Revenue Code, then the Participant may elect to have such distribution paid directly to an eligible retirement plan described in Section 402(c)(8)(B) of the Internal Revenue Code; provided, that each election by a Participant under this Section 7.4 shall be made at such time and in such manner as the Administrative Committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the Administrative Committee.

7.5      Amount Available for Distribution

The amount available for distribution to a Participant or his Beneficiary (or, in the case of amounts to be distributed in installments under Section 7.4 above, the amount from which the first installment payment amount will be derived in accordance with the following provisions of this Section 7.5) shall be the balances credited to the Participant's accounts as of the latest of:

                  (a) the Valuation Date coinciding with or immediately following the date on which the Participant attains age 65, in the case of a Participant whose aggregate account balances exceeded $3,500 on his Settlement Date and who failed to give written consent to distribution of such balance under paragraph (b) below; provided, that if such a Participant dies after his Settlement date but prior to attaining age 65, the amount available for distribution to his Beneficiary shall be determined as of the Valuation Date coinciding with or immediately following the date of the Participant's death; or

                 (b)      in all other cases, the Valuation Date coinciding
                           with or immediately following the Participant's Settlement Date or (in the case of a Participant not described in (a) above whose account balances on his Settlement Date exceeded $3,500) such later Valuation Date (if any) occurring prior to the Valuation Date described in (a) above as the Participant elects in writing filed with the Administrative Committee in accordance with any uniform rules established by the Administrative Committee.

A Participant's accounts shall not be entitled to share in the earnings or losses of the Trust Fund for any period after the Valuation Date that immediately precedes complete distribution of the total amount available for distribution. If a Participant's Frozen Deferred Compensation Account is distributed in periodic payments, it shall continue to share in the earnings and losses of the Trust Fund in accordance with Paragraph 6.3(b) during the period of distribution, and each periodic payment shall be in an amount equal to the quotient obtained by dividing the aggregate balance of such account determined as of the Valuation Date immediately preceding the date on which such payment is made, by the number of payments remaining in the period for which such payments are to be made, including the current payment. If a Participant's Frozen Deferred Compensation Account is invested in more than one Investment Fund at the time of any periodic payment, such payment shall be made pro rata from each such Investment Fund unless the Administrative Committee and the recipient shall otherwise agree. Periodic payments are not guaranteed and payments shall be made only for as long as the former Participant or his Beneficiary shall have an undistributed Frozen Deferred Compensation Account balance. If a Former Participant who has elected to receive periodic payments dies before the full amount credited to his Frozen Deferred Compensation Account has been distributed, the balance of such account shall be distributed to his Beneficiary in periodic payments over the shorter of five years or the remainder of the period elected by the Former Participant, unless such Beneficiary shall elect a different method of distribution, including a lump sum, under which the Former Participant's account will be fully distributed over a shorter period. Notwithstanding the foregoing, the amount available for distribution to a Participant who fails to return to active employment with the Company at the expiration of an authorized leave of absence for any reason other than his retirement or death, shall be determined as of the Valuation Date coinciding with or immediately following the date on which his leave of absence expired.

7.6      Form of Distribution

All distributions to a Participant or Beneficiary shall be made in cash.

7.7      Commencement of Benefit Payments

                  (a)      Except to the extent provided below in this Section
                           7.7 and in Section 7.5 above, when a Participant or his Beneficiary becomes entitled to a distribution, the Administrative Committee shall direct the Trustee to make or commence payment of amounts due from the Participant's accounts during the period beginning on the date of the Participant's Settlement Date and ending 60 days after the last day of the Plan Year during which that
                           Settlement Date occurred; provided, that if the
                                                     --------
                           amount available for distribution or the form of payment cannot be determined by such date, or if the Participant or his Beneficiary cannot be located, a payment retroactive to such date may be made no later than the 60th day following the earliest date on which the amount available for distribution or the form of payment can be determined or the Participant or his Beneficiary can be located (whichever is applicable).

                  (b) Payments to Participants shall commence no later than the April 1st following the Plan Year in which the Participant attains age 70-1/2, except to the extent that Section 401(a)(9) of the Internal Revenue Code and related transitional rules permit the benefits of Participants who attained age 70-1/2 prior to January 1, 1989 to commence at a later date.

                  (c) If a Former Participant or Beneficiary cannot be located by the Administrative Committee within a reasonable time after the expiration of the period described in paragraph (a) above, the Administrative Committee may, subject to applicable law but otherwise in its exclusive discretion, direct that the amounts then credited to the Participant's accounts be treated as a Forfeiture and applied to reduce future Company contributions to the Plan; provided, that if the Former Participant or his
                           --------
                           Beneficiary subsequently makes a claim for such amounts, the amount forfeited shall be restored to his accounts and distributed in accordance with the provisions of Section 7.4. Any amounts so restored shall be derived from the Forfeitures arising during the Plan Year in which such claim is allowed or, to the extent such Forfeitures are insufficient, from an additional Company contribution to the Plan.

7.8      Facility of Payment

Whenever, in the Administrative Committee's opinion, a person entitled to receive any payment is under a legal disability, or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrative Committee may direct the Trustee to make the payment to such person, or to his legal representative, or to a relative or friend of such person for his benefit, or the Administrative Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as the Administrative Committee considers advisable. Any payment made in accordance with the provisions of this paragraph shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

                       SECTION 8. Administrative Committee

8.1      Appointment of Administrative Committee

The Plan shall be administered by an Administrative Committee appointed by and to serve at the pleasure of the Board of Directors of Tribune Company. All usual and reasonable expenses of the Administrative Committee may be paid by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or income of the Trust Fund. The members of the Administrative Committee who are full-time employees of the Company or a Related Company shall not receive any compensation from the Plan with respect to their services for the Administrative Committee.

8.2      Powers and Duties

The Administrative Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                  (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner, and time of payment of any benefits hereunder;

                  (b) to prescribe procedures to be followed by Participants in filing applications for benefits;

                  (c) to make a determination as to the right of any person to a benefit and to review any claim for benefits under the Plan;

                  (d) to request and receive from the Company and from Employees such information as shall be necessary for the proper administration of the Plan;

                  (e) to prepare, file, and distribute such reports, summaries, descriptions, and other materials as may be required by ERISA or other applicable laws;

                  (f) to furnish to the Company, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (g) to appoint or employ an administrator for the Plan and any other agents it deems advisable, including legal counsel; and

                  (h) to issue directions to the Trustee concerning all benefits which are to be paid from the Trust
                           Fund pursuant to the Plan.

                         SECTION 9. Investment Committee

9.1      Appointment of Investment Committee

The investment practices of the Plan shall be coordinated by an Investment Committee appointed by and to serve at the pleasure of the Board of Directors of Tribune Company. All usual and reasonable expenses of the Investment Committee may be paid by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or income of the Trust Fund. Members of the Investment Committee who are full-time employees of the Company or a Related Company shall not receive any compensation from the Plan with respect to their services for the Investment Committee.

9.2      Powers and Duties

The Investment Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                  (a) to establish and administer an investment policy for the Plan;

                  (b) to furnish to the Company, upon request, such reports with respect to the investments of the Plan as are reasonable and appropriate;

                  (c) to receive and review reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee; and

                  (d) to appoint or employ investment managers to manage any part or all of the Plan's assets or any other agents it deems advisable, including legal counsel.



                        SECTION 10. Committee Procedures

10.1     Quorum

The action of a majority of the members of a committee at the time acting hereunder, and any instrument executed by a majority of such members, shall be considered the action or instrument of such committee. Action may be taken by a committee at a meeting or in writing without a meeting; however, no member of a committee shall vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. If a committee shall be evenly divided on any question, the decision of the Compensation Committee of the Board of Directors of the Company shall control. A committee may authorize any one or more of its members to execute any document or documents on behalf of the committee, in which event the committee shall notify the Trustee in writing of such action and of the name or names of its member or members so designated. The Trustee thereafter may accept and rely upon any document executed by such member or members as representing action by such committee, until the committee shall file with the Trustee a written revocation of such designation.

10.2     Procedures

The committees shall adopt such rules, regulations, and by-laws as they deem necessary or desirable. All rules and decisions of the committees shall be uniformly applied to all similarly situated Participants. When making a determination, a committee may rely upon information furnished by the Company, by legal counsel for the Company, or by the accountant for the Plan. Each committee shall have one of its members as its chairman, shall elect a secretary who may, but need not, be a member of the committee, and shall advise the Trustee of such elections in writing. The secretary of each committee shall keep a record of all meetings or actions taken by the committee and shall forward all necessary communications and/or directions to the Trustee.



                     SECTION 11. Limitations and Liabilities

11.1     Limitations on Additions to Participants' Accounts

                  (a) The additions (as such term is hereinafter defined) which may be credited to a Participant's accounts in any Plan Year, when added to the additions credited to such Participant's accounts for such year under any other qualified defined contribution plan maintained by the Company or any Related Company, shall not exceed an amount equal to the lesser of (i) $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the calendar year that begins with or within that Plan Year), or (ii) 25 percent of the Participant's "total compensation" (as defined below) for such Plan Year.

                  (b) For purposes of this Section, the term "additions" for any Plan Year means (i) the Company's contribution (including any Forfeitures applied as part of the Company's contribution) made pursuant to
                           Section 3.1 and credited to his New Company
                           Contribution Account for that Plan Year under this Plan; and (ii) any employer contributions, employee contributions (other than qualified rollover contributions or transferred amounts) and forfeitures credited for that year to the Participant's accounts in any other defined contribution plan maintained by the Company or any Related Company.

                  (c) For purposes of this Section, the term "total compensation" means the earned income, wages, salaries, fees for professional services, and other amounts received by a Participant for personal services actually rendered in the course of his employment with the Company or a Related Company (including, but not limited to, commissions paid to salesmen, compensation for services based on a percentage of profits, commissions on insurance premiums, tips, and bonuses), but excluding the following:

                           (i) employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, employer contributions to a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a deferred compensation plan;

                           (ii) amounts realized from the exercise of a non-qualified stock option or when restricted stock or property held by the Participant becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           (iii) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option;

                           (iv) any other amounts which received special tax benefits, or contributions made by the Participant (whether or not pursuant to a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not such amounts are actually excludible from the Participant's gross income); or

                           (v)      any amounts required to be excluded under
                                    Section 415 of the Internal Revenue
                                    Code and the regulations thereunder.

                  (d) In the case of a Participant who is also a participant in one or more qualified defined benefit plans (whether or not terminated) maintained by the Company or any Related Company, the additions which may be credited to such Participant's accounts for any Plan Year shall be further reduced so that the sum of the "defined contribution fraction" and the "defined benefit fraction" for such Participant for such Plan Year shall not exceed 1.0. For the purposes of this paragraph:

                           (i) the term "defined contribution fraction" shall mean a fraction, the numerator of which is the sum of the total annual additions made to the Participant's accounts hereunder and under all other qualified defined contribution plans maintained by the Company or a Related Company, and the denominator of which is the amount determined under Section 415(e)(3)(B) of the Internal Revenue Code; and

                           (ii) the term "defined benefit fraction" shall mean a fraction, the numerator of which is the sum of the projected annual benefits payable to such Participant under each qualified defined benefit plan maintained by the Company or a Related Company, and the denominator of which is the amount determined under Section 415(e)(2)(B) of the Internal Revenue Code.

                           Before the provisions of this paragraph (d) shall be applied to reduce the additions to a Participant's accounts for any Plan Year, the Participant's projected annual benefit shall first be reduced to the maximum extent permissible under any comparable provision appearing in the qualified defined benefit plan or plans under which such benefit is payable.

                  (e) The provisions of this Section 11.1 shall be applied after the additions shall be reduced under any other defined contribution plan (other than an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code) maintained by the Company or a Related Company.

                  (f) Any amount that cannot be allocated to a Participant's account because of the foregoing limitations shall be reallocated among the accounts of other Participants, pro rata, according to the total compensation of such other Participants for such Plan Year.

11.2     Nonguarantee of Employment

Neither the establishment of the Plan or the Trust Fund, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Employee any legal or equitable right to be retained in the employ of the Company. Under no circumstances shall the terms or conditions of any Employee's employment be modified or in any way affected hereby.

11.3     Nonalienation of Benefits

                  (a) Except to the extent provided in paragraph (b), the rights or interest of any Participant or his Beneficiaries to any benefits or future payments hereunder shall not be subject to attachment, garnishment, or other legal process by any creditor of any Participant or Beneficiary, nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan.

                  (b) Paragraph (a) shall not apply to any amounts payable with respect to a Participant pursuant to any "qualified domestic relations order," as such term is defined in Section 414(p) of the Internal Revenue Code. The Administrative Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.

11.4     Limitation of Liability

Neither the Company, the Trustee, nor any member of the Investment or Administrative Committee guarantees the Trust Fund against loss or depreciation, and none of them shall be liable for any act or failure to act which is made in good faith pursuant to the provisions of the Plan, except to the extent required by applicable law. It is expressly understood and agreed by each Employee who becomes a Participant that, except for its or their willful misconduct or gross neglect, neither the Company, nor the committees, nor the Trustee shall be in any way subject to any legal liability to any Participant or Beneficiary, for any cause or reason or thing whatsoever, in connection with this Plan, and each such Participant hereby releases the Company and its officers and agents, and the committees and the Trustee and their members or agents, from any and all liability or obligation except as in this Paragraph provided.

11.5     Indemnification

The Company may, to the extent permitted by its articles of incorporation and by-laws, and by the laws of the State in which it is incorporated, indemnify the Administrative Committee and the Investment Committee, the individual members thereof, and any employee or director of the Company or any Related Company providing services to the Plan against any and all liabilities arising by reason of any act, made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.



                      SECTION 12. Amendment and Termination

12.1     Amendments

                  (a) The Company reserves the right to make any amendment or amendments to this Plan which do not reduce the nonforfeitable percentage of any Participant's account balances, and which do not permit any part of the Trust Fund to be returned or repaid to the

                           Company or any Related Company, except to the extent permitted by Section 3.4.

                  (b) If the Plan is amended in a way that directly or indirectly affects the manner in which a Participant's nonforfeitable percentage of his account balance is computed, any active Participant with at least three years of Service may make an irrevocable election during the election period described below to have the nonforfeitable percentage of his account balance determined without regard to such amendment.

                  (c) The election period shall begin no later than the date the Plan amendment is adopted and shall end no earlier than the last to occur of the following:

                           (i) 60 days after the day the Plan amendment is adopted;

                           (ii) 60 days after the day the Plan amendment becomes effective; or

                           (iii) 60 days after the Participant is issued written notice of the Plan amendment by the Administrative Committee.

                  (d) The election described in paragraph (b) above shall not be available to any Participant whose nonforfeitable percentage under the Plan, as amended, cannot at any time be less than such percentage determined without regard to such amendment.

12.2     Termination; Discontinuance of Contributions

The Company shall have the right to terminate the Plan, in whole or in part. Upon a termination or partial termination of the Plan, or upon the permanent suspension of contributions by the Company, the benefits payable to each Participant affected by such termination, partial termination, or suspension shall become fully vested and nonforfeitable, and the Administrative Committee shall direct the Trustee in the method and manner of distribution of the Trust Fund to those Participants or Beneficiaries, which may include the distribution or transfer of the Plan's assets to the trustee of a successor or substitute plan qualified under Section 401(a) of the Internal Revenue Code. The Administrative Committee may also direct that the Trust Fund be continued for a specified period thereafter, or may direct that the Trustee continue the Trust Fund for such period of time as the Trustee, in its sole discretion, may deem to be in the best interests of the Participants and their Beneficiaries.

12.3     Merger, Consolidation, or Transfer of Assets

Notwithstanding any provision herein to the contrary, this Plan shall not be merged or consolidated with, nor shall any assets or liabilities of the Plan be transferred to, any other plan unless the benefits payable to each Participant immediately after the merger, consolidation, or transfer (determined as if the plan had then terminated) are equal to or greater than the benefits such Participant would have been entitled to receive from this Plan (determined as if this Plan had terminated immediately prior to such action).



                      SECTION 13. Miscellaneous Provisions

13.1     ERISA

                  (a) Any person or persons may serve in more than one fiduciary capacity with respect to the Plan.

                  (b) The Administrative Committee, the Investment Committee, and the Company shall be "named fiduciaries" with respect to the Plan; however, their responsibilities as such shall be limited to the performance of those duties specifically assigned to them hereunder. Neither the Company, Investment Committee, nor the Administrative Committee shall have any responsibility for the performance of any duty not specifically so assigned, except to the extent required by applicable law.

                  (c) The Company, the Investment Committee, and the Administrative Committee may allocate their responsibilities hereunder among themselves or to any other named fiduciaries, and may delegate such responsibilities to persons who are not named fiduciaries; however, neither the Company, the Investment Committee, nor the Administrative Committee shall allocate or delegate any responsibility provided for herein involving the management or control of all or any part of the assets of the Plan, other than the power to appoint an investment manager. The allocation or delegation of any fiduciary responsibility shall be in writing, and shall become effective upon the written acceptance thereof by the person or persons to whom such responsibilities are allocated or delegated.

13.2     Delegation of Authority by the Company

Whenever the Company under the terms of this Plan is permitted or required to do or perform any act, it shall be done or performed by the Board of Directors of the Company or by any officer (or other person or committee of persons) thereunto duly authorized by the articles of incorporation, by-laws, or Board of Directors of the Company.

13.3     Applicable Law

This Plan shall be construed according to ERISA and, to the extent not inconsistent therewith, the laws of the State of California, except that nothing in this Section 13.3 shall be construed as placing any restriction upon the right of the Company pursuant to the Plan to take any action or to incur any liability which it is authorized to take or incur under its articles of incorporation or by-laws or under the laws of the State in which it is incorporated, except to the extent that the same are superseded by applicable federal law.

13.4     Legal Actions

In any action or proceeding involving the Plan, or any property constituting part or all thereof, or the administration thereof, no Employee, former Employee, Beneficiary, or any other person having or claiming to have an interest in this Plan shall be necessary parties and no such person shall be entitled to any notice or process, except to the extent required by applicable law. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have any interest in this Plan.